Exhibit 32.2

1st FRANKLIN FINANCIAL CORPORATION
135 EAST TUGALO STREET
P.O. BOX 880
TOCCOA, GEORGIA 30577
TELEPHONE: (706) 886-7571

March 30, 2017

Re: Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

 Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the annual report of 1st Franklin Financial Corporation (the "Company") for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on Form 10-K on the date hereof (the "Report"), the undersigned officer of the Company certifies, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ A. Roger Guimond
Name: A. Roger Guimond
Title: Executive Vice President and
Chief Financial Officer